Exhibit 99.1

                Greif Reports Fourth Quarter and Fiscal 2025 Results
DELAWARE, Ohio (November 5, 2025) – Greif, Inc. (NYSE: GEF, GEF.B), a world leader in industrial packaging products and services, today announced two-month fourth quarter and eleven-month fiscal 2025 results.
On June 30, 2025, we entered into a definitive agreement to divest our containerboard business, including our CorrChoice sheet feeder system (the “Containerboard Business”), in an all-cash transaction for $1.8 billion to Packaging Corporation of America. The transaction closed as of August 31, 2025. As a result, the Containerboard Business is presented as discontinued operations beginning in the third quarter of 2025. Unless otherwise noted, the discussions and disclosure tables throughout this press release relate only to our continuing operations.
We have changed our fiscal year end to end on September 30, effective for the 2025 fiscal year. As a result, our fourth fiscal quarter of 2025 consists of a two-month period and our fiscal year of 2025 consists of an 11-month period, each ended September 30, 2025. Our discussions and disclosure tables compare both the two-month and eleven-month periods ended September 30, 2025, to the two-month and 11-month periods ended September 30, 2024, respectively.
Two-Month Fiscal Fourth Quarter 2025 Financial Highlights:
(August and September of 2025 compared to August and September of 2024 and both periods reflect only continuing operations unless otherwise noted)
•Net income (loss) decreased 227.4% to $(43.3) million or $(0.73) per diluted Class A share compared to $34.0 million or $0.58 per diluted Class A share. Net income, excluding the impact of adjustments(1), decreased 98.2% to $0.6 million or $0.01 per diluted Class A share compared to net income, excluding the impact of adjustments, of $34.1 million or $0.59 per diluted Class A share.
•For the fourth fiscal quarter of 2025, net income and adjusted net income were impacted by tax expense related to valuation allowances and uncertain tax positions, some of which may provide a future tax benefit, as well as adjustments for non-income-based taxes and other permanent book-tax differences. As a result of the short two-month quarter, these adjustments resulted in a higher proportional tax impact given the lower pre-tax income over which these costs were charged. Finally, these items were also impacted by discontinued operations accounting rules related to the divestment of the Containerboard Business in the fourth quarter.
•Adjusted EBITDA(2) increased 7.4% to $98.9 million compared to Adjusted EBITDA of $92.1 million.
•Combined Adjusted EBITDA(3) decreased 3.7% to $122.7 million compared to Combined Adjusted EBITDA of $127.4 million. Net income (loss) for the current period from continuing operations and discontinued operations was $(43.3) million and $763.4 million, respectively, compared to $34.0 million and $11.1 million, respectively.
•Net cash provided by operating activities decreased by $376.5 million to a use of $244.7 million. Adjusted free cash flow(4) increased by $24.0 million to $122.6 million.
Eleven-Month Fiscal Year Financial Highlights:
(November 2024 through September 2025 compared to November 2023 through September 2024 and both periods reflect only continuing operations unless otherwise noted):
•Net income decreased 93.2% to $15.1 million or $0.28 per diluted Class A share compared to net income of $220.5 million or $3.81 per diluted Class A share. Net income, excluding the impact of adjustments, decreased 43.8% to $115.7 million or $2.00 per diluted Class A share compared to net income, excluding the impact of adjustments, of $205.9 or $3.56 per diluted Class A share.
•Adjusted EBITDA increased 3.1% to $511.3 million compared to Adjusted EBITDA of $495.9 million.
•Combined Adjusted EBITDA increased 10.9% to $702.6 million compared to Combined Adjusted EBITDA of $633.5 million. Net income for the current period from continuing operations and discontinued operations was $15.1 million and $824.9 million, respectively, compared to $220.5 million and $23.3 million, respectively.
•Net cash provided by operating activities decreased by $242.0 million to a source of $58.6 million. Adjusted free cash flow increased by $195.1 million to $338.8 million.

Exhibit 99.1

•Total debt decreased by $1,538.1 million to $1,202.5 million. Net debt(5) decreased by $1,597.1 million to $945.8 million. The Company's leverage ratio(6) decreased to 1.63x from 3.48x.
Strategic Actions and Announcements
•On October 1, 2025, we completed the sale of our timberlands business for approximately $462.0 million, subject to certain adjustments. Proforma leverage for the $462.0 million of gross proceeds received, not including deferred tax payments, and offset by approximately $10.0 million of divested EBITDA, results in a proforma leverage ratio below 1.0x.
•Cost optimization run-rate savings of approximately $50.0 million were achieved by the end of fiscal year 2025.
•Increasing anticipated cost optimization commitment to $120.0 million from $100.0 million due to accelerated progress in 2025.
•Planning to execute as quickly as possible on an open market repurchase plan for approximately $150.0 million utilizing our available authorization of approximately 2.5 million shares.
•Recently completed our fifteenth wave NPS(7) survey, receiving feedback from nearly 5,000 customers globally for a net score of 72, recognized as a world-class score within the manufacturing industry.
•Presenting 2026 low-end guidance of $630.0 million Adjusted EBITDA and $315.0 million Adjusted Free Cash Flow.

Commentary from CEO Ole Rosgaard
“Greif finished our 11-month year-end strongly: well ahead of schedule on our cost optimization and with line of sight to an increased $120 million total commitment. Our planned share repurchases in 2026 reflect our conviction in the significant earnings power and operating leverage we are creating through last years’ segment reorganization, ongoing cost optimization, and robust free cash flow generation including fiscal 2026 guidance which includes a conversion ratio of 50%.”
(1)    Adjustments that are excluded from net income before adjustments and from earnings per diluted Class A share before adjustments are acquisition and integration related costs, restructuring and other charges, non-cash asset impairment charges, (gain) loss on disposal of properties, plants and equipment, net, (gain) loss on disposal of businesses, net, and other costs.
(2)     Adjusted EBITDA is defined as net income, plus interest expense, net, plus other (income) expense, net, plus income tax (benefit) expense, plus depreciation, depletion and amortization expense, plus acquisition and integration related costs, plus restructuring and other charges, plus non-cash asset impairment charges, plus (gain) loss on disposal of properties, plants and equipment, net, plus (gain) loss on disposal of businesses, net, plus other costs.
(3)    See the financial schedules that are part of this release for a GAAP to Non-GAAP reconciliation of Adjusted EBITDA from discontinued operations and for the calculation of Combined Adjusted EBITDA.
(4)    Adjusted free cash flow is defined as net cash provided by operating activities, less cash paid for purchases of properties, plants and equipment, plus cash paid for acquisition and integration related costs, plus cash paid for integration related Enterprise Resource Planning ("ERP") systems and equipment, plus cash paid for other nonrecurring costs, plus cash paid for taxes related to Containerboard Business divestment. The cash flows from Containerboard Business have not been segregated and are included within the adjusted free cash flow.
(5)    Net debt is defined as total debt less cash and cash equivalents.
(6)    Leverage ratio for the periods indicated is defined as adjusted net debt divided by trailing twelve month EBITDA, each as calculated under the terms of the Company's Second Amended and Restated Credit Agreement dated as of March 1, 2022, filed as Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2022 (the "2022 Credit Agreement"). As calculated under the 2022 Credit Agreement, adjusted net debt was $908.3 million and $2,452.3 million as of September 30, 2025 and October 31, 2024, respectively, and trailing twelve month credit agreement EBITDA was $557.8 million and $705.2 million as of September 30, 2025 and October 31, 2024, respectively. Credit Agreement EBITDA includes total company consolidated results, which includes continuing operations and discontinued operations, as approved by our creditors under the 2022 Credit Agreement.
(7)    Net Promoter Score ("NPS") is derived from a survey conducted by a third party that measures how likely a customer is to recommend Greif as a business partner. NPS scores are calculated by subtracting the percentage of detractors a business has from the percentage of its promoters.

Exhibit 99.1

Note: A reconciliation of the differences between all non-GAAP financial measures used in this release with the most directly comparable GAAP financial measures is included in the financial schedules that are a part of this release. These non-GAAP financial measures are intended to supplement, and should be read together with, our financial results. They should not be considered an alternative or substitute for, and should not be considered superior to, our reported financial results. Accordingly, users of this financial information should not place undue reliance on these non-GAAP financial measures.

Exhibit 99.1

Segment Results (August and September of 2025 compared to August and September of 2024 unless otherwise noted)
Net sales are impacted mainly by the volume of products sold, selling prices, product mix and the impact of changes in foreign currencies against the U.S. dollar. The table below shows the percentage impact of each of these items on net sales for our primary products for the fourth quarter of 2025 as compared to the same two months of the prior year quarter for the business segments indicated.

Net Sales Impact	Customized Polymer Solutions	Durable Metal Solutions	Sustainable Fiber Solutions	Integrated Solutions
Currency Translation	1.9%	2.6%	—%	1.0%
Volume	(0.2)%	(6.6)%	(7.7)%	6.7%
Selling Prices and Product Mix	1.6%	(0.6)%	2.1%	(13.0)%
Total Impact	3.3%	(4.6)%	(5.6)%	(5.3)%
Customized Polymer Solutions
Net sales increased by $6.4 million to $205.4 million primarily due to $3.8 million positive foreign currency translation impacts and $3.2 million from higher average selling prices, partially offset by lower volumes.
Gross profit increased by $5.9 million to $45.7 million due to the same factors that impacted net sales.
Operating profit decreased by $11.0 million to an operating loss of $1.9 million primarily due to higher corporate allocated Selling, General & Administrative ("SG&A") expenses following the Containerboard Business divestment, as well as higher restructuring and other charges, partially offset by the same factors that impacted gross profit.
Adjusted EBITDA increased by $3.5 million to $28.4 million primarily due to the same factors that impacted gross profit, partially offset by higher corporate allocated SG&A expenses.
Durable Metal Solutions
Net sales decreased by $12.2 million to $247.3 million primarily due to $17.2 million attributable to lower volumes, partially offset by $6.9 million positive foreign currency translation impacts.
Gross profit increased by $0.4 million to $50.1 million primarily due to lower raw material costs, partially offset by the same factors that impacted net sales.
Operating profit decreased by $8.0 million to $12.9 million primarily due to higher corporate allocated SG&A expenses following the Containerboard Business divestment, as well as higher restructuring and other charges, partially offset by the same factors that impacted gross profit.
Adjusted EBITDA increased by $2.3 million to $27.9 million primarily due to the same factors that impacted gross profit, partially offset by higher corporate allocated SG&A expenses.
Sustainable Fiber Solutions
Net sales decreased by $11.6 million to $196.6 million primarily due to $15.7 million attributable to lower volumes, partially offset by $4.3 million from higher average selling prices as a result of higher published boxboard prices.
Gross profit increased by $8.0 million to $48.9 million primarily due to lower raw material and manufacturing costs, partially offset by the same factors that impacted net sales.
Operating profit decreased by $21.8 million to an operating loss of $3.3 million primarily due to higher corporate allocated SG&A expenses following the Containerboard Business divestment, as well as higher restructuring and other charges and higher impairment charges, partially offset by the same factors that impacted gross profit.
Adjusted EBITDA increased by $5.1 million to $40.5 million primarily due to the same factors that impacted gross profit, partially offset by higher corporate allocated SG&A expenses.

Exhibit 99.1

Integrated Solutions
Net sales decreased by $6.2 million to $52.0 million primarily due to $6.9 million from lower average selling prices.
Gross profit decreased by $1.3 million to $14.9 million primarily due to the same factors that impacted net sales, partially offset by lower raw material costs.
Operating profit decreased by $6.8 million to an operating loss of $2.7 million primarily due to the same factors that impacted gross profit, higher corporate allocated SG&A expenses following the Containerboard Business divestment, as well as higher restructuring and other charges.
Adjusted EBITDA decreased by $4.1 million to $2.1 million primarily due to the same factors that impacted operating profit.
Tax Summary
During the fourth quarter, we recorded tax expense of $26.8 million on a $9.6 million net loss before income tax expense and equity earnings of unconsolidated affiliates. That result was related to the impact of non-recurring items affecting pre-tax income and the residual nature of continuing operations after removing discontinued operations. Tax expense also includes various taxes either not based on income or not directly correlated to current period income, the impact of which is magnified due to the lower income reported in this two month quarter. The tax expense was also influenced by the mix of earnings across the jurisdictions in which we do business. For the full year, we recorded tax expense of $64.8 million on $103.7 million of net income before income tax expense and equity earnings of unconsolidated affiliates, which was impacted, though to a lesser degree, by the same factors impacting our fourth quarter tax expense.

Exhibit 99.1

Company Outlook
Our markets have now experienced a multi-year period of industrial contraction, and we have not identified any compelling demand inflection on the horizon. While we believe we are well positioned for an eventual recovery of the industrial economy, at this time we believe it is appropriate to continue to provide only low-end guidance based on the continuing demand trends reflected in the past year, current price/cost factors, other identifiable discrete items, and other identifiable discrete items which we will discuss during our fourth quarter earnings release call. Call-in details are provided below.

(in millions, except per share amounts)	Fiscal 2026 Low-End Guidance Estimate
Adjusted EBITDA	$630
Adjusted free cash flow	$315
Note: Our fiscal 2026 low-end guidance estimates of Adjusted EBITDA and Adjusted free cash flow contain forward-looking statements and actual results may differ materially as a result of known and unknown uncertainties and risks, including those set forth below under the heading “Forward-Looking Statements.” In addition, these forward-looking non-GAAP financial measures are presented on a non-GAAP basis without reconciliations to their most directly comparable GAAP financial measures, forecasted net income in the case of Adjusted EBITDA and forecasted net cash provided by operating activities in the case of Adjusted free cash flow, due to the inherent difficulty in projecting and quantifying the various adjusting items necessary for such reconciliations, such as gains or losses on the disposal of businesses or properties, plants and equipment, non-cash asset impairment charges due to unanticipated changes in the business, restructuring related activities, acquisition and integration related costs, debt extinguishment costs, stock-based compensation expense, amortization and depreciation expense, merger and acquisition activity, and other costs that have not yet occurred, are out of our control, or cannot be reasonably predicted. Accordingly, reconciliations of our guidance for Adjusted EBITDA and Adjusted free cash flow are not available without unreasonable effort.

Conference Call
The Company will host a conference call to discuss the fourth quarter and fiscal 2025 results on November 6, 2025, at 8:30 a.m. Eastern Time (ET). Participants may access the call using the following online registration link: https://register-conf.media-server.com/register/BI1de1fa2dd5ef428081e0f56f745a105a. Registrants will receive a confirmation email containing dial in details and a unique conference call code for entry. Phone lines will open at 8:00 a.m. ET on November 6, 2025. A digital replay of the conference call will be available two hours following the call on the Company's web site at http://investor.greif.com.
Investor Relations contact information
Bill D’Onofrio, Vice President, Corporate Development & Investor Relations, 614-499-7233. Bill.Donofrio@greif.com
About Greif
Founded in 1877, Greif is a global leader in performance packaging located in over 35 countries. The company delivers trusted, innovative, and tailored solutions that support some of the world’s most demanding and fastest-growing industries. With a commitment to legendary customer service, operational excellence, and global sustainability, Greif packages life’s essentials – and creates lasting value for its colleagues, customers, and other stakeholders. Learn more about the company’s Customized Polymer, Sustainable Fiber, Durable Metal, and Integrated Solutions at www.greif.com and follow Greif on Instagram and LinkedIn.

Exhibit 99.1

Forward-Looking Statements
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “aspiration,” “objective,” “project,” “believe,” “continue,” “on track” or “target” or the negative thereof and similar expressions, among others, identify forward-looking statements. All forward-looking statements are based on assumptions, expectations and other information currently available to management. Although the Company believes that the expectations reflected in forward-looking statements have a reasonable basis, the Company can give no assurance that these expectations will prove to be correct. Such forward-looking statements are subject to certain risks and uncertainties that could cause the Company’s actual results to differ materially from those forecasted, projected or anticipated, whether expressed or implied.
Such risks and uncertainties that might cause a difference include, but are not limited to, the following: (i) historically, our business has been sensitive to changes in general economic or business conditions, (ii) our global operations subject us to political risks, instability and currency exchange that could adversely affect our results of operations, (iii) the current and future challenging global economy and disruption and volatility of the financial and credit markets may adversely affect our business and our access to financing and could delay or otherwise disrupt our share repurchase plan, (iv) the continuing consolidation of our customer base and suppliers may intensify pricing pressure, (v) we operate in highly competitive industries, (vi) our business is sensitive to changes in industry demands and customer preferences, (vii) raw material shortages, price fluctuations, global supply chain disruptions and high inflation may adversely impact our results of operations, (viii) energy and transportation price fluctuations and shortages may adversely impact our manufacturing operations and costs, (ix) we may encounter difficulties or liabilities arising from acquisitions or divestitures, (x) we may incur additional rationalization costs and product dispositions and there is no guarantee that our efforts to reduce costs will be successful, (xi) several operations are conducted by joint ventures that we cannot operate solely for our benefit, (xii) certain of the agreements that govern our joint ventures provide our partners with put or call options, (xiii) our ability to attract, develop and retain talented and qualified employees, managers and executives is critical to our success, (xiv) our business may be adversely impacted by work stoppages and other labor relations matters, (xv) we may be subject to losses that might not be covered in whole or in part by existing insurance reserves or insurance coverage and general insurance premium and deductible increases, (xvi) our business depends on the uninterrupted operations of our facilities, systems and business functions, including our information technology (“it”) and other business systems, (xvii) a cyber-attack, security breach of customer, employee, supplier or company information and data privacy risks and costs of compliance with new regulations may have a material adverse effect on our business, financial condition, results of operations and cash flows, (xviii) we have in the past been and in the future could be subject to changes in our tax rates, the adoption of new U.S. or foreign tax legislation or exposure to additional tax liabilities, (xix) we have a significant amount of goodwill and long-lived assets which, if impaired in the future, would adversely impact our results of operations, (xx) changing climate, global climate change regulations and greenhouse gas effects may adversely affect our operations and financial performance, (xxi) we may be unable to achieve our greenhouse gas emission reduction target by 2030, (xxii) legislation/regulation related to environmental and health and safety matters could negatively impact our operations and financial performance, (xxiii) product liability claims and other legal proceedings could adversely affect our operations and financial performance, and (xxiv) we may incur fines or penalties, damage to our reputation or other adverse consequences if our employees, agents or business partners violate, or are alleged to have violated, anti-bribery, competition or other laws.
The risks described above are not all-inclusive, and given these and other possible risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. For a detailed discussion of the most significant risks and uncertainties that could cause our actual results to differ materially from those forecasted, projected or anticipated, see “Risk Factors” in Part I, Item 1A of our most recently filed Form 10-K and our other filings with the Securities and Exchange Commission.
All forward-looking statements made in this news release are expressly qualified in their entirety by reference to such risk factors. Except to the limited extent required by applicable law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Exhibit 99.1

GREIF, INC. AND SUBSIDIARY COMPANIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
UNAUDITED

	Two Months Ended September 30,		Eleven Months Ended September 30,
(in millions, except per share amounts)	2025	2024	2025	2024
Net sales	$701.3	$724.9	$3,933.1	$3,972.8
Cost of products sold	541.7	578.3	3,061.6	3,155.0
Gross profit	159.6	146.6	871.5	817.8
Selling, general and administrative expenses	126.0	91.9	601.9	535.5
Acquisition and integration related costs	1.7	1.3	7.1	17.4
Restructuring and other charges	20.1	1.1	62.6	2.7
Non-cash asset impairment charges	10.1	0.4	37.9	2.3
(Gain) loss on disposal of properties, plants and equipment, net	(3.8)	(0.7)	(7.5)	(7.1)
(Gain) loss on disposal of businesses, net	0.5	—	1.9	(46.1)
Operating profit	5.0	52.6	167.6	313.1
Interest expense, net	9.8	11.3	56.1	40.7
Other (income) expense, net	4.8	0.4	7.8	9.9
Income (loss) before income tax expense and equity earnings of unconsolidated affiliates, net	(9.6)	40.9	103.7	262.5
Income tax (benefit) expense	26.8	2.9	64.8	18.9
Equity earnings of unconsolidated affiliates, net of tax	2.2	(0.5)	0.7	(2.6)
Net income (loss) from continuing operations	(38.6)	38.5	38.2	246.2
Net income from discontinued operations, net of tax	763.4	11.1	824.9	23.3
Net income	724.8	49.6	863.1	269.5
Net income attributable to noncontrolling interests	(4.7)	(4.5)	(23.1)	(25.7)
Net income attributable to Greif, Inc.	$720.1	$45.1	$840.0	$243.8
Basic earnings (loss) per share attributable to Greif, Inc. common shareholders:
Earnings from continuing operations per Class A common stock	$(0.74)	$0.59	$0.27	$3.83
Earnings from discontinued operations per Class A common stock	$13.14	$0.19	$14.20	$0.40
Class A common stock	$12.40	$0.78	$14.47	$4.23
Earnings from continuing operations per Class B common stock	$(1.13)	$0.88	$0.38	$5.72
Earnings from discontinued operations per Class B common stock	$19.72	$0.29	$21.31	$0.61
Class B common stock	$18.59	$1.17	$21.69	$6.33
Diluted earnings (loss) per share attributable to Greif, Inc. common shareholders:
Earnings from continuing operations per Class A common stock	$(0.73)	$0.58	$0.28	$3.81
Earnings from discontinued operations per Class A common stock	$13.00	$0.19	$14.06	$0.40
Class A common stock	$12.27	$0.77	$14.34	$4.21
Earnings from continuing operations per Class B common stock	$(1.13)	$0.88	$0.38	$5.72
Earnings from discontinued operations per Class B common stock	$19.72	$0.29	$21.31	$0.61
Class B common stock	$18.59	$1.17	$21.69	$6.33
Shares used to calculate basic earnings per share attributable to Greif, Inc. common shareholders:
Class A common stock	26.2	25.8	26.1	25.7
Class B common stock	21.3	21.3	21.3	21.3
Shares used to calculate diluted earnings per share attributable to Greif, Inc. common shareholders:
Class A common stock	26.9	26.3	26.3	26.0
Class B common stock	21.3	21.3	21.3	21.3

Exhibit 99.1

GREIF, INC. AND SUBSIDIARY COMPANIES
CONDENSED CONSOLIDATED BALANCE SHEETS
UNAUDITED

(in millions)	September 30, 2025	October 31, 2024
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$256.7	$197.7
Trade accounts receivable	655.3	638.7
Inventories	336.8	328.1
Other current assets	415.1	384.9
	1,663.9	1,549.4
LONG-TERM ASSETS
Goodwill	1,696.5	1,655.5
Intangible assets	840.9	932.7
Operating lease assets	186.5	218.8
Other long-term assets	243.8	908.2
	2,967.7	3,715.2
PROPERTIES, PLANTS AND EQUIPMENT, NET	1,135.2	1,383.0
	$5,766.8	$6,647.6
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$429.6	$458.6
Short-term borrowings	287.7	18.6
Current portion of long-term debt	—	95.8
Current portion of operating lease liabilities	43.9	46.9
Other current liabilities	368.4	394.5
	1,129.6	1,014.4
LONG-TERM LIABILITIES
Long-term debt	914.8	2,626.2
Operating lease liabilities	143.9	174.4
Other long-term liabilities	533.8	585.2
	1,592.5	3,385.8
REDEEMABLE NONCONTROLLING INTERESTS	92.3	129.9
EQUITY
Total Greif, Inc. equity	2,914.9	2,082.4
Noncontrolling interests	37.5	35.1
	2,952.4	2,117.5
	$5,766.8	$6,647.6

Exhibit 99.1

GREIF, INC. AND SUBSIDIARY COMPANIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS*
UNAUDITED

	Two Months Ended September 30,		Eleven Months Ended September 30,
(in millions)	2025	2024	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$724.8	$49.6	$863.1	$269.5
Depreciation, depletion and amortization	39.2	44.7	236.9	238.1
Asset impairments	10.1	0.4	37.9	2.3
Deferred income tax expense (benefit)	(27.8)	52.6	(28.3)	(1.0)
Gain on disposal of businesses, net	(1,097.5)	0.1	(1,094.9)	(46.0)
Other non-cash adjustments to net income	1.5	7.5	44.4	49.5
Operating working capital changes	6.5	27.9	(51.6)	(74.4)
Increase (decrease) in cash from changes in other assets and liabilities	98.5	(51.0)	51.1	(137.4)
Net cash (used in) provided by operating activities	(244.7)	131.8	58.6	300.6
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions of companies, net of cash acquired	—	—	(4.6)	(567.6)
Purchases of properties, plants and equipment	(37.3)	(34.6)	(143.8)	(176.0)
Proceeds from the sale of properties, plants and equipment and businesses, net of impacts from the purchase of acquisitions	1,787.3	90.5	1,810.0	101.0
Payments for deferred purchase price of acquisitions	—	—	(1.9)	(1.7)
Proceeds from hedging derivatives	—	—	22.5	—
Other	3.4	(0.2)	1.0	(3.8)
Net cash (used in) provided by investing activities	1,753.4	55.7	1,683.2	(648.1)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on debt, net	(1,516.4)	(157.7)	(1,551.2)	503.5
Dividends paid to Greif, Inc. shareholders	(7.3)	(7.1)	(101.1)	(96.9)
Tax withholding payments for stock-based awards	—	—	(7.4)	(10.6)
Purchases of redeemable noncontrolling interest	—	—	(38.7)	—
Other	(15.5)	(4.1)	(29.1)	(23.2)
Net cash (used in) provided by for financing activities	(1,539.2)	(168.9)	(1,727.5)	372.8
Effects of exchange rates on cash	2.0	3.6	44.7	10.2
Net increase (decrease) in cash and cash equivalents	(28.5)	22.2	59.0	35.5
Cash and cash equivalents, beginning of period	285.2	194.2	197.7	180.9
Cash and cash equivalents, end of period	$256.7	$216.4	$256.7	$216.4
*Cash flows from Containerboard Business are included

Exhibit 99.1

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
ADJUSTED EBITDA FROM DISCONTINUED OPERATIONS
UNAUDITED

	Two Months Ended September 30,		Eleven Months Ended September 30,
(in millions)	2025	2024	2025	2024
Net income - discontinued operations	$763.4	$11.1	$824.9	$23.3
Plus: Interest expense, net - discontinued operations	6.8	15.2	67.8	81.5
Plus: Income tax (benefit) expense - discontinued operations	351.6	3.3	371.2	2.3
Operating profit - discontinued operations	$1,121.8	$29.6	$1,263.9	$107.1
Plus: Depreciation and amortization expense - discontinued operations	—	5.7	24.2	30.5
Plus: (Gain) loss on disposal of businesses, net - discontinued operations	(1,098.0)	—	(1,096.8)	—
Adjusted EBITDA - discontinued operations*	$23.8	$35.3	$191.3	$137.6
*Adjusted EBITDA - discontinued operations derived for Containerboard Business.

GREIF, INC. AND SUBSIDIARY COMPANIES
COMBINED ADJUSTED EBITDA
UNAUDITED

	Two Months Ended September 30,		Eleven Months Ended September 30,
(in millions)	2025	2024	2025	2024
Adjusted EBITDA*	$98.9	$92.1	$511.3	$495.9
Plus: Adjusted EBITDA - discontinued operations	23.8	35.3	191.3	137.6
Combined Adjusted EBITDA	$122.7	$127.4	$702.6	$633.5
*Adjusted EBITDA defined in the subsequent schedule.

Exhibit 99.1

GREIF, INC. AND SUBSIDIARY COMPANIES
FINANCIAL HIGHLIGHTS BY SEGMENT
UNAUDITED

	Two Months Ended September 30,		Eleven Months Ended September 30,
(in millions)	2025	2024	2025	2024
Net sales:
Customized Polymer Solutions	$205.4	$199.0	$1,169.6	$1,027.3
Durable Metal Solutions	247.3	259.5	1,368.2	1,467.8
Sustainable Fiber Solutions	196.6	208.2	1,096.9	1,132.4
Integrated Solutions	52.0	58.2	298.4	345.3
Total net sales	$701.3	$724.9	$3,933.1	$3,972.8
Gross profit:
Customized Polymer Solutions	$45.7	$39.8	$253.7	$200.1
Durable Metal Solutions	50.1	49.7	282.5	290.5
Sustainable Fiber Solutions	48.9	40.9	250.0	225.4
Integrated Solutions	14.9	16.2	85.3	101.8
Total gross profit	$159.6	$146.6	$871.5	$817.8
Operating profit (loss):
Customized Polymer Solutions	$(1.9)	$9.1	$26.9	$36.0
Durable Metal Solutions	12.9	20.9	108.0	120.7
Sustainable Fiber Solutions	(3.3)	18.5	27.0	80.3
Integrated Solutions	(2.7)	4.1	5.7	76.1
Total operating profit	$5.0	$52.6	$167.6	$313.1
Adjusted EBITDA(8):
Customized Polymer Solutions	$28.4	$24.9	$141.1	$125.5
Durable Metal Solutions	27.9	25.6	150.5	151.1
Sustainable Fiber Solutions	40.5	35.4	196.1	176.3
Integrated Solutions	2.1	6.2	23.6	43.0
Total Adjusted EBITDA	$98.9	$92.1	$511.3	$495.9
Combined Adjusted EBITDA(9)
Adjusted EBITDA	$98.9	$92.1	$511.3	$495.9
Adjusted EBITDA - discontinued operations	23.8	35.3	191.3	137.6
Combined Adjusted EBITDA	$122.7	$127.4	$702.6	$633.5
(8) Adjusted EBITDA is defined as net income, plus interest expense, net, plus other (income) expense, net, plus income tax (benefit) expense, plus depreciation, depletion and amortization expense, plus acquisition and integration related costs, plus restructuring and other charges, plus non-cash asset impairment charges, plus gain (loss) on disposal of properties, plants and equipment, (gain) loss on disposal of businesses, net, plus other costs.

(9) Combined Adjusted EBITDA is defined as Adjusted EBITDA, plus Adjusted EBITDA from discontinued operations. The calculation of Adjusted EBITDA from discontinued operations can be seen in the previous schedule.

Exhibit 99.1

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
CONSOLIDATED ADJUSTED EBITDA
UNAUDITED

	Two Months Ended September 30,		Eleven Months Ended September 30,
(in millions)	2025	2024	2025	2024
Net income (loss)	$(38.6)	$38.5	$38.2	$246.2
Plus: Interest expense, net	9.8	11.3	56.1	40.7
Plus: Other (income) expense, net	4.8	0.4	7.8	9.9
Plus: Income tax (benefit) expense	26.8	2.9	64.8	18.9
Plus: Equity earnings of unconsolidated affiliates, net of tax	2.2	(0.5)	0.7	(2.6)
Operating profit	$5.0	$52.6	$167.6	$313.1
Less: Equity earnings of unconsolidated affiliates, net of tax	2.2	(0.5)	0.7	(2.6)
Plus: Depreciation, depletion and amortization expense	39.2	39.0	212.7	207.6
Plus: Acquisition and integration related costs	1.7	1.3	7.1	17.4
Plus: Restructuring and other charges	20.1	1.1	62.6	2.7
Plus: Non-cash asset impairment charges	10.1	0.4	37.9	2.3
Plus: (Gain) loss on disposal of properties, plants and equipment, net	(3.8)	(0.7)	(7.5)	(7.1)
Plus: (Gain) loss on disposal of businesses, net	0.5	—	1.9	(46.1)
Plus: Other costs*	28.3	(2.1)	29.7	3.4
Adjusted EBITDA	$98.9	$92.1	$511.3	$495.9
Plus: Adjusted EBITDA - discontinued operations	23.8	35.3	191.3	137.6
Combined Adjusted EBITDA	$122.7	$127.4	$702.6	$633.5
*includes fiscal year-end change costs and other operating costs specifically related to the Containerboard Business divestment

Exhibit 99.1

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
SEGMENT ADJUSTED EBITDA(10)
UNAUDITED

	Two Months Ended September 30, 2025
(in millions)	Customized Polymer Solutions	Durable Metal Solutions	Sustainable Fiber Solutions	Integrated Solutions	Consolidated
Operating profit (loss)	$(1.9)	$12.9	$(3.3)	$(2.7)	$5.0
Less: Equity earnings of unconsolidated affiliates, net of tax	—	—	—	2.2	2.2
Plus: Depreciation, depletion and amortization expense	16.6	4.4	16.7	1.5	39.2
Plus: Acquisition and integration related costs	1.7	—	—	—	1.7
Plus: Restructuring and other charges	4.1	5.1	8.7	2.2	20.1
Plus: Non-cash asset impairment charges	—	0.1	9.8	0.2	10.1
Plus: (Gain) loss on disposal of properties, plants and equipment, net	—	(3.8)	0.2	(0.2)	(3.8)
Plus: (Gain) loss on disposal of businesses, net	—	—	0.5	—	0.5
Plus: Other costs*	7.9	9.2	7.9	3.3	28.3
Adjusted EBITDA	$28.4	$27.9	$40.5	$2.1	$98.9
Plus: Adjusted EBITDA - discontinued operations	—	—	23.8	—	23.8
Combined Adjusted EBITDA	$28.4	$27.9	$64.3	$2.1	$122.7

	Two Months Ended September 30, 2024
(in millions)	Customized Polymer Solutions	Durable Metal Solutions	Sustainable Fiber Solutions	Integrated Solutions	Consolidated
Operating profit	$9.1	$20.9	$18.5	$4.1	$52.6
Less: Equity earnings of unconsolidated affiliates, net of tax	—	—	—	(0.5)	(0.5)
Plus: Depreciation, depletion and amortization expense	14.9	4.8	17.5	1.8	39.0
Plus: Acquisition and integration related costs	1.3	—	—	—	1.3
Plus: Restructuring and other charges	—	0.7	0.3	0.1	1.1
Plus: Non-cash asset impairment charges	—	—	0.4	—	0.4
Plus: (Gain) loss on disposal of properties, plants and equipment, net	—	(0.1)	(0.6)	—	(0.7)
Plus: (Gain) loss on disposal of businesses, net	—	—	—	—	—
Plus: Other costs*	(0.4)	(0.7)	(0.7)	(0.3)	(2.1)
Adjusted EBITDA	$24.9	$25.6	$35.4	$6.2	$92.1
Plus: Adjusted EBITDA - discontinued operations	—	—	35.3	—	35.3
Combined Adjusted EBITDA	$24.9	$25.6	$70.7	$6.2	$127.4
*includes fiscal year-end change costs and other operating costs specifically related to the Containerboard Business divestment

Exhibit 99.1

	Eleven Months Ended September 30, 2025
(in millions)	Customized Polymer Solutions	Durable Metal Solutions	Sustainable Fiber Solutions	Integrated Solutions	Consolidated
Operating profit	$26.9	$108.0	$27.0	$5.7	$167.6
Less: Equity earnings of unconsolidated affiliates, net of tax	—	—	—	0.7	0.7
Plus: Depreciation, depletion and amortization expense	86.3	25.6	91.8	9.0	212.7
Plus: Acquisition and integration related costs	7.1	—	—	—	7.1
Plus: Restructuring and other charges	9.6	12.5	36.4	4.1	62.6
Plus: Non-cash asset impairment charges	3.1	2.3	31.8	0.7	37.9
Plus: (Gain) loss on disposal of properties, plants and equipment, net	(0.2)	(7.6)	0.3	—	(7.5)
Plus: (Gain) loss on disposal of businesses, net	—	—	0.5	1.4	1.9
Plus: Other costs*	8.3	9.7	8.3	3.4	29.7
Adjusted EBITDA	$141.1	$150.5	$196.1	$23.6	$511.3
Plus: Adjusted EBITDA - discontinued operations	—	—	191.3	—	191.3
Combined Adjusted EBITDA	$141.1	$150.5	$387.4	$23.6	$702.6
	Eleven Months Ended September 30, 2024
(in millions)	Customized Polymer Solutions	Durable Metal Solutions	Sustainable Fiber Solutions	Integrated Solutions	Consolidated
Operating profit	$36.0	$120.7	$80.3	$76.1	$313.1
Less: Equity earnings of unconsolidated affiliates, net of tax	—	—	—	(2.6)	(2.6)
Plus: Depreciation, depletion and amortization expense	71.6	26.6	97.7	11.7	207.6
Plus: Acquisition and integration related costs	16.1	—	1.3	—	17.4
Plus: Restructuring and other charges	1.4	2.4	(1.9)	0.8	2.7
Plus: Non-cash asset impairment charges	—	0.4	1.7	0.2	2.3
Plus: (Gain) loss on disposal of properties, plants and equipment, net	(0.4)	(0.1)	(3.9)	(2.7)	(7.1)
Plus: (Gain) loss on disposal of businesses, net	—	—	—	(46.1)	(46.1)
Plus: Other costs*	0.8	1.1	1.1	0.4	3.4
Adjusted EBITDA	$125.5	$151.1	$176.3	$43.0	$495.9
Plus: Adjusted EBITDA - discontinued operations	—	—	137.6	—	137.6
Combined Adjusted EBITDA	$125.5	$151.1	$313.9	$43.0	$633.5
*includes fiscal year-end change costs and other operating costs specifically related to the Containerboard Business divestment

(10) Adjusted EBITDA is defined as net income, plus interest expense, net, plus other (income) expense, net, plus income tax (benefit) expense, plus depreciation, depletion and amortization expense, plus acquisition and integration related costs, plus restructuring and other charges, plus non-cash asset impairment charges, plus (gain) loss on disposal of properties, plants and equipment, plus (gain) loss on disposal of businesses, net, plus other costs. However, because the Company does not calculate net income by segment, this table calculates adjusted EBITDA by segment with reference to operating profit by segment, which, as demonstrated in the table of consolidated adjusted EBITDA, is another method to achieve the same result.

Exhibit 99.1

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
ADJUSTED FREE CASH FLOW(11)
UNAUDITED

	Two Months Ended September 30,		Eleven Months Ended September 30,
(in millions)	2025	2024	2025	2024
Net cash (used)/provided by operating activities	$(244.7)	$131.8	$58.6	$300.6
Cash paid for purchases of properties, plants and equipment	(37.3)	(34.6)	(143.8)	(176.0)
Free Cash Flow	$(282.0)	$97.2	$(85.2)	$124.6
Cash paid for acquisition and integration related costs	1.7	1.3	7.2	17.4
Cash paid for integration related ERP systems and equipment(12)	3.0	0.1	7.4	1.2
Cash paid for other nonrecurring costs(13)	18.8	—	28.3	0.5
Cash paid for taxes related to Containerboard Business divestment	381.1	—	381.1	—
Adjusted Free Cash Flow	$122.6	$98.6	$338.8	$143.7

(11) Adjusted free cash flow is defined as net cash provided by operating activities, less cash paid for purchases of properties, plants and equipment, plus cash paid for acquisition and integration related costs, net, plus cash paid for integration related ERP systems and equipment, plus cash paid for other nonrecurring costs, plus cash paid for taxes related to Containerboard Business divestment. The cash flows from Containerboard Business are included within adjusted free cash flow.

(12) Cash paid for integration related ERP systems and equipment is defined as cash paid for ERP systems and equipment required to bring the acquired facilities to Greif’s standards.
(13) Cash paid for other nonrecurring costs is defined as cash paid for fiscal year-end change costs and other operating costs specifically related to the Containerboard Business divestment.

Exhibit 99.1

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
NET INCOME, CLASS A EARNINGS PER SHARE, AND TAX RATE BEFORE ADJUSTMENTS
UNAUDITED

(in millions, except for per share amounts)	Income before Income Tax Expense and Equity Earnings of Unconsolidated Affiliates, net	Income Tax (Benefit) Expense	Equity Earnings	Noncontrolling Interest	Net Income Attributable to Greif, Inc.	Diluted Class A Earnings Per Share	Tax Rate
Two Months Ended September 30, 2025	$(9.6)	$26.8	$2.2	$4.7	$(43.3)	$(0.73)	(279.2)%
Acquisition and integration related costs	1.7	0.2	—	—	1.5	0.02
Restructuring and other charges	20.1	4.8	—	—	15.3	0.24
Non-cash asset impairment charges	10.1	2.5	—	—	7.6	0.13
(Gain) loss on disposal of properties, plants and equipment, net	(3.8)	(1.3)	—	—	(2.5)	(0.04)
(Gain) loss on disposal of businesses, net	0.5	0.1	—	—	0.4	0.02
Other costs*	28.3	6.7	—	—	21.6	0.37
Excluding Adjustments	$47.3	$39.8	$2.2	$4.7	$0.6	$0.01	84.1%

Two Months Ended September 30, 2024	$40.9	$2.9	$(0.5)	$4.5	$34.0	$0.58	7.1%
Acquisition and integration related costs	1.3	0.2	—	—	1.1	0.02
Restructuring and other charges	1.1	0.4	—	—	0.7	0.02
Non-cash asset impairment charges	0.4	0.1	—	—	0.3	0.01
(Gain) loss on disposal of properties, plants and equipment, net	(0.7)	(0.2)	—	—	(0.5)	(0.03)
(Gain) loss on disposal of businesses, net	—	—	—	—	—	0.01
Other costs*	(2.1)	(0.6)	—	—	(1.5)	(0.02)
Excluding Adjustments	$40.9	$2.8	$(0.5)	$4.5	$34.1	$0.59	6.8%

Eleven Months Ended September 30, 2025	$103.7	$64.8	$0.7	$23.1	$15.1	$0.28	62.5%
Acquisition and integration related costs	7.1	1.6	—	—	5.5	0.09
Restructuring and other charges	62.6	15.1	—	—	47.5	0.81
Non-cash asset impairment charges	37.9	9.1	—	—	28.8	0.49
(Gain) loss on disposal of properties, plants and equipment, net	(7.5)	(2.2)	—	—	(5.3)	(0.09)
(Gain) loss on disposal of businesses, net	1.9	0.4	—	—	1.5	0.04
Other costs*	29.7	7.1	—	—	22.6	0.38
Excluding Adjustments	$235.4	$95.9	$0.7	$23.1	$115.7	$2.00	40.7%

Eleven Months Ended September 30, 2024	$262.5	$18.9	$(2.6)	$25.7	$220.5	$3.81	7.2%
Acquisition and integration related costs	17.4	4.2	—	—	13.2	0.23
Restructuring and other charges	2.7	0.7	—	—	2.0	0.04
Non-cash asset impairment charges	2.3	0.6	—	—	1.7	0.03
(Gain) loss on disposal of properties, plants and equipment, net	(7.1)	(1.8)	—	—	(5.3)	(0.11)
(Gain) loss on disposal of businesses, net	(46.1)	(17.3)	—	—	(28.8)	(0.49)
Other costs*	3.4	0.8	—	—	2.6	0.05
Excluding Adjustments	$235.1	$6.1	$(2.6)	$25.7	$205.9	$3.56	2.6%
*includes fiscal year-end change costs and other operating costs specifically related to the Containerboard Business divestment
The impact of income tax (benefit) expense and noncontrolling interest on each adjustment is calculated based on tax rates and ownership percentages specific to each applicable entity.

Exhibit 99.1

cGREIF INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
NET DEBT
UNAUDITED

(in millions)	September 30, 2025	October 31, 2024
Total Debt	$1,202.5	$2,740.6
Cash and cash equivalents	(256.7)	(197.7)
Net Debt	$945.8	$2,542.9

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
LEVERAGE RATIO
UNAUDITED

Trailing Twelve Month Credit Agreement EBITDA (in millions)	Trailing Twelve Months Ended 9/30/2025	Trailing Twelve Months Ended 10/31/2024
Net income	$889.1	$295.5
Plus: Interest expense, net	136.6	134.9
Plus: Other (income) expense	8.0	10.1
Plus: Income tax (benefit) expense	442.0	27.2
Plus: Equity earnings of unconsolidated affiliates, net of tax	0.2	(3.1)
Operating profit	$1,475.9	$464.6
Less: Equity earnings of unconsolidated affiliates, net of tax	0.2	(3.1)
Plus: Depreciation, depletion and amortization expense	260.1	261.3
Plus: Acquisition and integration related costs	8.2	18.5
Plus: Restructuring and other charges	65.3	5.4
Plus: Non-cash asset impairment charges	38.2	2.6
Plus: (Gain) loss on disposal of properties, plants and equipment, net	(9.2)	(8.8)
Plus: (Gain) loss on disposal of businesses, net	(1,094.8)	(46.0)
Plus: Other costs*	30.0	3.7
Adjusted EBITDA	$773.5	$704.4
Credit Agreement adjustments to EBITDA(14)	(215.7)	0.8
Credit Agreement EBITDA(15)	$557.8	$705.2

Adjusted Net Debt (in millions)	For the Period Ended 9/30/2025	For the Period Ended 10/31/2024
Total debt	$1,202.5	$2,740.6
Cash and cash equivalents	(256.7)	(197.7)
Net debt	$945.8	$2,542.9
Credit Agreement adjustments to debt(16)	(37.5)	(90.6)
Adjusted net debt	$908.3	$2,452.3

Leverage Ratio(17)	1.63x	3.48x
*includes fiscal year-end change costs and other operating costs specifically related to the Containerboard Business divestment
(14)Adjustments to EBITDA are specified by the 2022 Credit Agreement and include certain timberland gains, equity earnings of unconsolidated affiliates, net of tax, certain acquisition savings, deferred financing costs, capitalized interest, income and expense in connection with asset dispositions, and other items.
(15) Credit Agreement EBITDA includes total company consolidated results, which includes continuous operations and discontinued operations, as approved by our creditors.

(16)Adjustments to net debt are specified by the 2022 Credit Agreement and include the European accounts receivable program, letters of credit, and balances for swap contracts and other items.
(17) Leverage ratio is defined as Credit Agreement adjusted net debt divided by Credit Agreement adjusted EBITDA.